Report of Independent
Registered Public Accounting
Firm

To the Shareholders and
Board of Trustees of DWS
Strategic Municipal Income
Trust
In planning and performing
our audit of the financial
statements of DWS Strategic
Municipal Income Trust (the
Company) as of and for the
year ended November 30, 2009,
in accordance with the standards
of the Public Company Accounting
Oversight Board (United States),
we considered the Company's
internal control over financial
reporting, including controls
over safeguarding securities,
as a basis for designing our
auditing procedures for the
purpose of expressing our opinion
on the financial statements and to
comply with the requirements of
Form N-SAR, but not for the purpose
of expressing an opinion on the
effectiveness of the Company's
internal control over financial
reporting. Accordingly, we express
no such opinion. The management of
the Company is responsible for
establishing and maintaining
effective internal control over
financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls. A company's
internal control over financial
reporting is a process designed to
provide reasonable assurance regarding
the reliability of financial reporting
and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles. A company's
internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions
and dispositions of the assets of the
company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company;
and (3) provide reasonable assurance
regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Company's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in the Company's internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of November 30, 2009.
This report is intended solely for the
information and use of management and the Board of Trustees of DWS Strategic Municipal
Income Trust and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.



Ernst & Young LLP

Boston, Massachusetts
January 22, 2010